Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

                              December 31, 2004

                              CNB BANCORP, INC.
                      10-24 N. Main Street, P.O. Box 873
                         Gloversville, New York 12078
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CITY NATIONAL BANK AND TRUST COMPANY               HATHAWAY AGENCY, INC.
 10-24 N. Main Street, P.O. Box 873                   7 Church Street
    Gloversville, New York 12078                Gloversville, New York 12078
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             (100% Owned)                              (100% Owned)
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           CNB REIT CORP.
 10-24 N. Main Street, P.O. Box 873
    Gloversville, New York 12078
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            (100% Owned)